Contact:	Adam N. Satterfield
Senior Vice President, Finance and Chief Financial Officer
(336) 822-5721

OLD DOMINION FREIGHT LINE REPORTS THIRD QUARTER 2021

EARNINGS PER DILUTED SHARE OF $2.47

Operating Ratio Improves to a Company Record of 72.6%

THOMASVILLE, N.C. – (October 27, 2021) – Old Dominion Freight Line, Inc. (Nasdaq: ODFL) today announced financial results for the three-month and nine-month periods ended September 30, 2021.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(In thousands, except per share amounts)	2021	2020	% Chg.	2021	2020	% Chg.
Total revenue	$1,400,046	$1,058,166	32.3%	$3,845,970	$2,941,740	30.7%
LTL services revenue	$1,378,339	$1,044,640	31.9%	$3,787,721	$2,903,140	30.5%
Other services revenue	$21,707	$13,526	60.5%	$58,249	$38,600	50.9%
Operating income	$383,410	$270,244	41.9%	$1,019,111	$652,580	56.2%
Operating ratio	72.6%	74.5%		73.5%	77.8%
Net income	$286,634	$201,868	42.0%	$755,569	$482,850	56.5%
Diluted earnings per share	$2.47	$1.71	44.4%	$6.48	$4.07	59.2%
Diluted weighted average shares outstanding	116,162	117,933	(1.5)%	116,656	118,697	(1.7)%

Greg C. Gantt, President and Chief Executive Officer of Old Dominion, commented, “Old Dominion produced strong profitable growth for the third quarter of 2021 with results that include new Company records for revenue and profitability. The increase in quarterly revenue reflects the strength of the domestic economy and unprecedented demand for our best-in-class service. Our superior service offering and available network capacity are fundamental qualities that differentiate Old Dominion in the marketplace and support our ongoing ability to win market share.

“The Company’s revenue growth of 32.3% included a 15.7% increase in LTL revenue per hundredweight and a 13.7% increase in LTL tons. The increase in LTL tons was the result of a 19.4% increase in LTL shipments that was partially offset by a 4.8% decrease in LTL weight per shipment. The decrease in weight per shipment was primarily due to our continuing efforts to reduce the number of heavy-weighted shipments in our network to preserve capacity and improve our operating efficiency. These efforts, as well as the 0.8% increase in average length of haul, also had the effect of increasing our reported yield metrics. The 10.1% increase in LTL revenue per hundredweight, excluding fuel surcharges, reflects the changes in the mix of our freight as well as the success of our long-term pricing strategy that focuses on individual account profitability.

“Our operating ratio improved to a Company record of 72.6% for the third quarter of 2021. We improved many of our cost categories as a percent of revenue during the quarter due to the leverage created by our balanced revenue growth

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ODFL Reports Third-Quarter Financial Results

October 27, 2021

as well as improvements in our operating efficiency. Our operating supplies and expenses, however, increased as a percent of revenue due primarily to the significant increase in fuel prices. We also increased our use of purchased transportation during the third quarter to supplement the capacity of our workforce. The average number of full-time employees increased 20.9% as compared to the third quarter of 2020, and we intend to continue hiring additional employees during the fourth quarter to support our volume growth and reduce our reliance on purchased transportation.”

Cash Flow and Use of Capital

Old Dominion’s net cash provided by operating activities was $364.3 million for the third quarter of 2021 and $872.6 million for the first nine months of the year. The Company had $339.8 million in cash and cash equivalents at September 30, 2021.

Capital expenditures were $178.6 million for the third quarter of 2021 and $384.7 million for the first nine months of the year. The Company expects its aggregate capital expenditures for 2021 to total approximately $565 million, including planned expenditures of $235 million for real estate and service center expansion projects; $290 million for tractors and trailers; and $40 million for information technology and other assets.

Old Dominion continued to return capital to shareholders during the third quarter of 2021 through its dividend and share repurchase programs, including a $250 million accelerated share repurchase agreement that will expire no later than March 2022. For the first nine months of this year, the cash utilized for shareholder return programs included $599.0 million of share repurchases and $69.4 million of cash dividends.

Summary

Mr. Gantt concluded, “Old Dominion produced another quarter with Company record financial results by continuing to execute on our long-term strategic plan. This plan focuses on providing our customers with superior service at a fair price, while also consistently investing in the resources that are necessary to support our long-term market share initiatives. We are committed to investing further to expand the capacity of our service center network and our fleet. We will also continue to invest in new technologies that can further improve our customer service and drive additional operating efficiencies. Our most important investment, however, will continue to be in our OD Family of employees. Our people are critical to our success as they work tirelessly to provide service value to our customers. As we continue to execute on these same business strategies that have been in place for many years, we are confident that we can produce further profitable growth and increased shareholder value.”

Old Dominion will hold a conference call to discuss this release today at 10:00 a.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the internet by going to ir.odfl.com. Please log on at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at this website shortly after the call and will be available for 30 days. A telephonic replay will also be available through November 3, 2021, at (877) 344-7529, Access Code 10160197.

Forward-looking statements in this news release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution the reader that such forward-looking statements involve risks and uncertainties that could cause actual events and results to be materially different from those expressed or implied herein, including, but not limited to, the following, many of which will continue to be amplified by the current COVID-19 pandemic: (1) the challenges associated with executing our growth strategy, and developing, marketing and consistently delivering high-quality services that meet customer expectations; (2) various risks related to public health epidemics, pandemics and similar outbreaks; (3) changes in our relationships with significant customers; (4) our exposure to claims related to cargo loss and damage, property damage, personal injury, workers’ compensation and healthcare, increased self-insured retention or deductible levels or premiums for excess coverage, and claims in excess of insured coverage levels; (5) the availability and cost of new equipment, including regulatory changes and supply constraints that could impact the cost of these assets; (6) the availability and price of diesel fuel and our ability to collect fuel surcharges and the effectiveness of those fuel surcharges in mitigating the impact of fluctuating prices for diesel fuel and other petroleum-based products; (7)

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ODFL Reports Third-Quarter Financial Results

October 27, 2021

seasonal trends in the less-than-truckload (“LTL”) industry, including harsh weather conditions and disasters; (8) the availability and cost of capital for our significant ongoing cash requirements; (9) decreases in demand for, and the value of, used equipment; (10) our ability to successfully consummate and integrate acquisitions; (11) the costs and potential liabilities related to our international business relationships; (12) the costs and potential adverse impact of compliance with anti-terrorism measures on our business; (13) the competitive environment with respect to our industry, including pricing pressures; (14) various economic factors such as recessions, downturns in the economy, global uncertainty and instability, changes in international trade policies, changes in U.S. social, political, and regulatory conditions or a disruption of financial markets, which may decrease demand for our services or increase our costs; (15) the negative impact of any unionization, or the passage of legislation or regulations that could facilitate unionization, of our employees; (16) increases in driver and maintenance technician compensation or difficulties attracting and retaining qualified drivers and maintenance technicians to meet freight demand and maintain our customer relationships; (17) our ability to retain our key employees and continue to effectively execute our succession plan; (18) potential costs and liabilities associated with cyber incidents and other risks with respect to our information technology systems or those of our third-party service providers, including system failure, security breach, disruption by malware or ransomware or other damage; (19) the failure to adapt to new technologies implemented by our competitors in the LTL and transportation industry, which could negatively affect our ability to compete; (20) failure to keep pace with developments in technology, any disruption to our technology infrastructure, or failures of essential services upon which our technology platforms rely, which could cause us to incur costs or result in a loss of business; (21) the Compliance, Safety, Accountability initiative of the Federal Motor Carrier Safety Administration (“FMCSA”) could adversely impact our ability to hire qualified drivers, meet our growth projections and maintain our customer relationships; (22) the costs and potential adverse impact of compliance with, or violations of, current and future rules issued by the Department of Transportation, the FMCSA and other regulatory agencies; (23) the costs and potential liabilities related to compliance with, or violations of, existing or future governmental laws and regulations, including environmental laws; (24) the effects of legal, regulatory or market responses to climate change concerns; (25) the costs associated with healthcare legislation or rising healthcare costs; (26) the costs and potential liabilities related to litigation and governmental proceedings, inquiries, notices or investigations; (27) the impact of changes in tax laws, rates, guidance and interpretations; (28) the concentration of our stock ownership with the Congdon family; (29) the ability or the failure to declare future cash dividends; (30) fluctuations in the amount and frequency of our stock repurchases; (31) volatility in the market value of our common stock; (32) the impact of certain provisions in our articles of incorporation, bylaws, and Virginia law that could discourage, delay or prevent a change in control of us or a change in our management; and (33) other risks and uncertainties described in our most recent Annual Report on Form 10-K and other filings with the SEC. Our forward-looking statements are based upon our beliefs and assumptions using information available at the time the statements are made. We caution the reader not to place undue reliance on our forward-looking statements as (i) these statements are neither a prediction nor a guarantee of future events or circumstances and (ii) the assumptions, beliefs, expectations and projections about future events may differ materially from actual results. We undertake no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law.

Old Dominion Freight Line, Inc. is one of the largest North American less-than-truckload (“LTL”) motor carriers and provides regional, inter-regional and national LTL services through a single integrated, union-free organization. Our service offerings, which include expedited transportation, are provided through an expansive network of service centers located throughout the continental United States. The Company also maintains strategic alliances with other carriers to provide LTL services throughout North America. In addition to its core LTL services, the Company offers a range of value-added services including container drayage, truckload brokerage and supply chain consulting.

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ODFL Reports Third-Quarter Financial Results

October 27, 2021

OLD DOMINION FREIGHT LINE, INC.
Statements of Operations

	Third Quarter				Year to Date
(In thousands, except per share amounts)	2021		2020		2021		2020
Revenue	$1,400,046	100.0%	$1,058,166	100.0%	$3,845,970	100.0%	$2,941,740	100.0%

Operating expenses:
Salaries, wages & benefits	649,685	46.4%	524,658	49.6%	1,806,862	47.0%	1,510,047	51.3%
Operating supplies & expenses	146,509	10.5%	90,269	8.5%	408,242	10.6%	273,374	9.3%
General supplies & expenses	37,312	2.7%	27,383	2.6%	102,907	2.7%	86,872	3.0%
Operating taxes & licenses	34,028	2.4%	29,923	2.8%	98,550	2.6%	86,280	2.9%
Insurance & claims	15,674	1.1%	11,821	1.1%	43,579	1.1%	32,581	1.1%
Communications & utilities	8,738	0.6%	7,622	0.7%	25,324	0.7%	23,075	0.8%
Depreciation & amortization	65,160	4.7%	64,983	6.2%	193,094	5.0%	196,153	6.7%
Purchased transportation	52,037	3.7%	25,405	2.4%	130,678	3.4%	65,188	2.2%
Miscellaneous expenses, net	7,493	0.5%	5,858	0.6%	17,623	0.4%	15,590	0.5%

Total operating expenses	1,016,636	72.6%	787,922	74.5%	2,826,859	73.5%	2,289,160	77.8%

Operating income	383,410	27.4%	270,244	25.5%	1,019,111	26.5%	652,580	22.2%

Non-operating expense (income):
Interest expense	371	0.0%	1,071	0.1%	1,343	0.0%	1,936	0.1%
Interest income	(178)	(0.0)%	(123)	(0.0)%	(660)	(0.0)%	(1,602)	(0.1)%
Other expense, net	266	0.0%	961	0.1%	1,781	0.1%	4,205	0.2%

Income before income taxes	382,951	27.4%	268,335	25.3%	1,016,647	26.4%	648,041	22.0%

Provision for income taxes	96,317	6.9%	66,467	6.3%	261,078	6.8%	165,191	5.6%

Net income	$286,634	20.5%	$201,868	19.0%	$755,569	19.6%	$482,850	16.4%

Earnings per share:
Basic	$2.48		$1.72		$6.52		$4.09
Diluted	2.47		1.71		6.48		4.07

Weighted average outstanding shares:
Basic	115,411		117,188		115,906		117,947
Diluted	116,162		117,933		116,656		118,697

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ODFL Reports Third-Quarter Financial Results

October 27, 2021

OLD DOMINION FREIGHT LINE, INC.
Operating Statistics

	Third Quarter			Year to Date
	2021	2020	% Chg.	2021	2020	% Chg.
Work days	64	64	0.0%	191	192	(0.5)%
Operating ratio	72.6%	74.5%		73.5%	77.8%
LTL intercity miles (1)	184,812	160,543	15.1%	524,924	457,909	14.6%
LTL tons (1)	2,625	2,309	13.7%	7,555	6,490	16.4%
LTL tonnage per day	41,020	36,078	13.7%	39,556	33,802	17.0%
LTL shipments (1)	3,413	2,859	19.4%	9,624	8,054	19.5%
LTL shipments per day	53,335	44,672	19.4%	50,388	41,948	20.1%
LTL revenue per intercity mile	$7.47	$6.54	14.2%	$7.24	$6.36	13.8%
LTL revenue per hundredweight	$26.31	$22.74	15.7%	$25.17	$22.44	12.2%
LTL revenue per hundredweight, excluding fuel surcharges	$22.52	$20.46	10.1%	$21.76	$20.02	8.7%
LTL revenue per shipment	$404.65	$367.28	10.2%	$395.16	$361.74	9.2%
LTL revenue per shipment, excluding fuel surcharges	$346.46	$330.43	4.9%	$341.69	$322.61	5.9%
LTL weight per shipment (lbs.)	1,538	1,615	(4.8)%	1,570	1,612	(2.6)%
Average length of haul (miles)	940	933	0.8%	933	924	1.0%
Average active full-time employees	22,682	18,766	20.9%	21,594	18,875	14.4%

(1) -	In thousands
Note:

Our LTL operating statistics exclude certain transportation and logistics services where pricing is generally not determined by weight. These statistics also exclude adjustments to revenue for undelivered freight required for financial statement purposes in accordance with our revenue recognition policy.

OLD DOMINION FREIGHT LINE, INC.
Balance Sheets

	September 30,	December 31,
(In thousands)	2021	2020
Cash and cash equivalents	$339,761	$401,430
Short-term investments	224,899	330,274
Other current assets	714,192	511,635
Total current assets	1,278,852	1,243,339
Net property and equipment	3,110,114	2,914,031
Other assets	224,154	212,040
Total assets	$4,613,120	$4,369,410

Current liabilities	$534,291	$373,130
Long-term debt	99,943	99,931
Other non-current liabilities	558,988	570,061
Total liabilities	1,193,222	1,043,122
Equity	3,419,898	3,326,288
Total liabilities & equity	$4,613,120	$4,369,410

Note: The financial and operating statistics in this press release are unaudited.

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